EXHIBIT 10.27

Marketing and Servicing Agreement between Republic Bank & Trust Company and Advance America Cash Advance Centers of North Carolina, Inc. (portions of the exhibit have been omitted pursuant to a request for confidential treatment).

A mark of [***] in the text of this Exhibit indicates that confidential material has been omitted.

This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

MARKETING AND SERVICING AGREEMENT

This Marketing and Servicing Agreement (this “Agreement”), dated as of the 12th day of February, 2003, is by and between (i) Republic Bank & Trust Company, a Kentucky state-chartered bank (“BANK”), and (ii) (a) Advance America, Cash Advance Centers of North Carolina, Inc., a Delaware corporation (“AA”) and  (b) McKenzie Check Advance of North Carolina, LLC d/b/a National Cash Advance, a Tennessee limited liability company (“NCA,”) which shall hereinafter sometimes collectively be referred to as “ADVANCE AMERICA”).

WHEREAS, AA is a duly organized and validly existing Delaware corporation, authorized to do business in the State of North Carolina;

WHEREAS, NCA is a duly organized and validly existing Tennessee limited liability company, authorized to do business in the State of North Carolina;

WHEREAS, BANK is a Kentucky state-chartered bank insured by the Federal Deposit Insurance Corporation and is authorized under applicable Kentucky and federal law to engage in the transactions referred to herein;

WHEREAS, BANK agrees that during the term of the Agreement BANK will deal exclusively, with the possible exception of BANK’s existing relationship with [***] whereby BANK engages in TRANSACTIONS (as defined below) with [***] in North Carolina, with ADVANCE AMERICA with respect to TRANSACTIONS for all CUSTOMERS (as defined below) located in the MARKET (as defined below);

WHEREAS, ADVANCE AMERICA agrees that BANK shall have the first and exclusive right to all TRANSACTIONS originated in the MARKET by ADVANCE AMERICA. The Parties agree that BANk will contiue to fund all Transactions that are orignated by ADVANCE AMERICA and meet the BANK’s stablished underwriting criteria until and unless the BANK’s outstanding Transactions under this Agreement and any other Marketing and Servicing Agreement with ADVANCE AMERICA equals [***] exclusive of Transactions rejected by BANK;

WHEREAS, in accordance with its established underwriting and other criteria as may be amended from time to time, BANK desires to engage in the TRANSACTIONS in compliance with Kentucky Revised Statutes (“KRS”) Chapter § 368; and

WHEREAS, ADVANCE AMERICA desires to market and service the TRANSACTIONS on BANK’s behalf, while retaining authority and control over, and responsibility for, its own employees and methods of operation.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, and other valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, BANK and ADVANCE AMERICA (together, the “Parties”) agree as follows:

1.                                         DEFINITIONS.

Terms not specifically defined herein shall have the definitions ascribed to them elsewhere in this Agreement.

(a)                                  “AA” shall mean Advance America, Cash Advance Centers of North Carolina, Inc., a Delaware corporation.

(b)                                 “ADVANCE AMERICA” shall be defined individually and collectively, jointly and severally, as AA and NCA.

(c)                                  “ADVANCE AMERICA INDEMNIFIED PARTIES” shall be defined as AA, NCA and their parent, subsidiaries and affiliates, and each of their officers, directors, shareholders, employees, representatives, agents and attorneys.

(d)                                 “ADVERSE ACTION NOTICE” shall be defined as an appropriately completed notice in compliance with Equal Credit Opportunity Act (ECOA) Regulation B, and applicable law required to be provided to CUSTOMERS who are not eligible for the PROGRAM.

(e)                                  “APPLICANT” shall be defined as a prospective CUSTOMER seeking to take advantage of or otherwise participate in the PROGRAM.

(f)                                    “APPLICATIONS” shall be defined as each of the forms filled out by a CUSTOMER seeking to take advantage of the PROGRAM as such forms may be amended or modified from time to time.

(g)                                 “BANK” shall be defined as Republic Bank & Trust Company, a Kentucky state-chartered bank.

(h)                                 “BANK DEPOSIT ACCOUNT” shall be defined as that bank account held at a bank or banks designated by BANK and made known to ADVANCE AMERICA and into which shall be deposited all the daily receipts collected by ADVANCE AMERICA for the benefit of BANK and applied to the TRANSACTIONS.

(i)                                     “BANK INDEMNIFIED PARTIES” shall be defined as BANK and its holding company, subsidiary and affiliates, and each of their officers, directors, shareholders, employees, representatives, agents and attorneys.

(j)                                     “BANK INTELLECTUAL PROPERTIES” shall be defined as the name, trade name, trademarks, service marks and logos of BANK.

(k)                                  “BANK POLICIES” shall be defined as the reasonable and lawful practices, policies and procedures established by BANK and communicated in writing to ADVANCE AMERICA from time to time with respect to the TRANSACTIONS.

(l)                                     “CONFIDENTIAL INFORMATION” shall be defined as all documents, materials and other information related to this Agreement which shall have been obtained during the course of the negotiations leading to, and during the performance of, this Agreement, excepting those items excluded from this definition by Section 9(c) of this Agreement.

(m)                               “CUSTOMER” shall be defined as any person who participates in the PROGRAM.

(n)                                 “CUSTOMER INFORMATION” shall be defined as all information derived from whatever source about any of the CUSTOMERS or the APPLICANTS, including without limitation names, addresses, demographic information and financial information.

(o)                                 “DISCLOSURES” shall be defined as all information required to be provided to an APPLICANT or CUSTOMER under federal law or applicable state law.

(p)                                 “EFFECTIVE DATE” shall be the first business day following delivery of written notice by ADVANCE AMERICA to BANK that the PEOPLES AGREEMENT has been terminated.

(q)                                 “EVENT OF DEFAULT” shall be defined in Section 7(d).

(r)                                    “FEES” shall be defined as the marketing and servicing fees set forth on Exhibit A attached hereto.

(s)                                  “HARMFUL ACTS” shall be defined as any fraud, theft, dishonesty, defamation, or other willful misconduct of any party to this Agreement, or any party’s officer, employee, director or agent.

(t)                                    “LOSSES” shall be defined as claims, losses, liabilities, damages, penalties, demands, judgments, settlements, costs and expenses, including reasonable attorneys’ fees.

(u)                                 “MARKET” shall mean all ADVANCE AMERICA stores in North Carolina during the term of this Agreement.

(v)                                 “NCA” shall mean McKenzie Check Advance of North Carolina, LLC (dba National Cash Advance), a Tennessee limited liability company.

(w)                               “NET CHARGE OFFS” shall mean the difference between the sum of the principal and FEES of any TRANSACTIONS which have been charged off less any recoveries, payments or collections on such TRANSACTIONS.

(x)                                   “NOTES” shall be defined as those promissory notes or similar negotiable instruments which may be made by a CUSTOMER to secure the CUSTOMER’S obligations under any TRANSACTION.

(y)                                 “NSF CHARGE OFFS” shall be defined as items for which payment has not been received in a [***] period from the date such items are recorded by ADVANCE AMERICA which date shall be within a reasonable time from the date the drawee bank notifies ADVANCE AMERICA that such items are uncollected.

(z)                                   “PEOPLES AGREEMENT” shall mean those certain Marketing and Servicing Agreements presently in effect between ADVANCE AMERICA and PEOPLES NATIONAL BANK dated as of September 11, 2001.

(aa)                            “PROGRAM” shall be defined as the totality of the TRANSACTIONS contemplated under this Agreement with regard to the deferred deposit transactions.

(bb)                          “PROMOTIONAL MATERIALS” shall be defined as all letters, advertising and promotional literature or material incorporating BANK INTELLECTUAL PROPERTIES and all related designs, artwork, logos, slogans, copy and other similar materials.

(cc)                            “REPAYMENT CHECKS” shall be defined as checks issued by a CUSTOMER as security for and in repayment of the TRANSACTIONS.

(dd)                          “RESTRICTED PARTY” shall be defined as any party who is bound by Section 9 of this Agreement with regard to the CONFIDENTIAL INFORMATION, including, without limitation, all agents, employees, officers, directors and other third-party agents of any of the Parties hereto.

(ee)                            “ROLLOVER” shall be defined as extending a TRANSACTION for an additional term by paying only the fee due and refinancing the remaining principal amount of the TRANSACTION for an additional fee.

(ff)                                “TRANSACTIONS” shall be defined as those certain deferred deposit transactions as provided under Kentucky and other applicable law.

(gg)                          “TRANSACTION DOCUMENTS” shall be defined as (i) all original APPLICATIONS and copies of all ADVERSE ACTION NOTICES and other documents relating to rejected APPLICATIONS; and (ii)  originals or copies, as applicable, of all APPLICATIONS, NOTES (including DISCLOSURES), REPAYMENT CHECKS and other documents provided to or received from CUSTOMERS.

(hh)                          “TRANSACTION LOSS RATE” shall have the meaning set forth in Exhibit A.

2.                                       INCORPORATION OF RECITALS.

The recitals set forth above are incorporated herein by reference.

3.                                       CONDITION TO EFFECTIVENESS OF AGREEMENT.

The Parties acknowledge and agree that it is an express condition to the effectiveness of this Agreement that the PEOPLES AGREEMENT shall have been terminated, and that this Agreement shall not become effective unless and until the PEOPLES AGREEMENT shall have been terminated. Immediately upon termination of the PEOPLES AGREEMENT, ADVANCE AMERICA will deliver to BANK written notice that such termination has occurred. In no event shall ADVANCE AMERICA deliver said written notice later than February 28, 2003.

4.                                       BANK’S SERVICES.

(a)                                  BANK in its sole discretion shall determine all of the conditions, terms and features of the TRANSACTIONS, including, without limitation, amounts, fees and charges, limits, credit standards, underwriting criteria, payment terms and all other terms and conditions of the TRANSACTIONS.  BANK shall approve the form of all TRANSACTION DOCUMENTS.  BANK shall enter into the TRANSACTIONS with all APPLICANTS originated by ADVANCE AMERICA and who, in the sole discretion of BANK, meet such standards and other qualifications as established by BANK; provided that BANK shall not be required to enter into a TRANSACTION if it reasonably believes that the TRANSACTION or its solicitation will violate or has violated any applicable law.  Neither ADVANCE AMERICA, nor BANK, nor their respective employees shall state or suggest to APPLICANTS that TRANSACTIONS are made with or approved by ADVANCE AMERICA or that ADVANCE AMERICA (or any employee or agent of ADVANCE AMERICA) can improve or otherwise influence an APPLICANT’s prospect of entering into a TRANSACTION with BANK.  Subject to BANK policy and applicable law, BANK may reject any TRANSACTION or TRANSACTIONS, at any time, in its sole discretion.

(b)                                 ADVANCE AMERICA acknowledges that all rights of ownership in the TRANSACTIONS and the TRANSACTION DOCUMENTS are and remain the sole property of BANK, and ADVANCE AMERICA shall have no ownership rights to such TRANSACTIONS or TRANSACTION DOCUMENTS during the term of this Agreement.  Furthermore, ADVANCE AMERICA shall not in any way fund, or purchase any share or “participation interest” in, any TRANSACTION.

(c)                                  In its sole discretion, BANK may sell, transfer, grant an interest in, or otherwise assign any TRANSACTION, or any portion of any TRANSACTION, to a third party or parties provided that BANK shall not sell any TRANSACTION to any business or entity whose primary business is conducting or generating deferred deposit transactions.  Any sale, transfer or assignment by BANK of any such TRANSACTION shall comply with applicable law.

(f)                                    BANK shall forward to ADVANCE AMERICA, via facsimile, with a copy by first-class mail, within one (1) business day of receipt any written notices it receives that bankruptcy proceedings have been initiated with respect to any CUSTOMER.

(g)                                 During the term of this Agreement, BANK shall promptly provide to ADVANCE AMERICA or its agents the data submission and reports necessary for ADVANCE AMERICA to maintain effective internal controls and to monitor results under this Agreement, including without limitation the performance of the TRANSACTIONS and BANK’s obligations hereunder.

5.                                       ADVANCE AMERICA’s SERVICES.

(a)                                  General Duties of ADVANCE AMERICA; Standards of Performance:  ADVANCE AMERICA shall perform all services reasonably required to market and service the TRANSACTIONS of BANK in the MARKET, including without limitation, the establishment of retail outlets in number and location determined by ADVANCE AMERICA in its sole discretion, where APPLICANTS may submit APPLICATIONS and receive DISCLOSURES required by applicable law and where CUSTOMERS may execute and deliver the TRANSACTION DOCUMENTS and deliver REPAYMENT CHECKS or other payment on the TRANSACTIONS for deposit by ADVANCE AMERICA to BANK DEPOSIT ACCOUNT.  In marketing the TRANSACTIONS and performing its services hereunder, ADVANCE AMERICA shall at all times and in all respects comply with applicable laws, rules and regulations.  ADVANCE AMERICA agrees to conduct such TRANSACTIONS in accordance with Exhibit B attached hereto and incorporated herein by reference and shall comply with BANK’S PROGRAM and protocols contemplated hereby.  Further, ADVANCE AMERICA shall use only TRANSACTION DOCUMENTS approved by BANK and shall follow BANK POLICIES.  ADVANCE AMERICA shall train and supervise its employees to act in conformity with BANK POLICIES and the requirements of applicable laws, rules and regulations.

(b)                                 Marketing of TRANSACTIONS:

(i)                                     BANK hereby authorizes ADVANCE AMERICA during the term of this Agreement to market TRANSACTIONS to prospective CUSTOMERS on BANK’s behalf.  BANK hereby grants to ADVANCE AMERICA the right to use BANK INTELLECTUAL PROPERTIES during the term of this Agreement in connection with this Agreement on letters, print advertisements, the Internet, television and radio communications and other advertising and PROMOTIONAL MATERIALS; provided, however, ADVANCE AMERICA shall submit all PROMOTIONAL MATERIALS to BANK for its written approval prior to any use thereof.  If BANK fails to reject any proposed PROMOTIONAL MATERIALS within five (5) business days of receipt of the request for approval, such PROMOTIONAL MATERIALS shall be deemed approved by BANK.  All rights to BANK INTELLECTUAL PROPERTIES not expressly granted to ADVANCE AMERICA herein are reserved by BANK.  Regardless of whether they incorporate BANK INTELLECTUAL PROPERTIES, all advertising and PROMOTIONAL MATERIALS for the TRANSACTIONS (A) shall prominently identify BANK as maker of the TRANSACTIONS, (B) shall be accurate, (C) shall not be misleading, and (D) shall comply with all applicable laws, rules and regulations.

(ii)                                  In connection with ADVANCE AMERICA’s performance of its obligations under this Agreement, it is expressly agreed that (A) BANK shall not hold any ownership or leasehold interest in any ADVANCE AMERICA store or any personal property located therein, except for REPAYMENT CHECKS, NOTES, TRANSACTION DOCUMENTS, and cash reflecting TRANSACTION repayments for the TRANSACTIONS, and (B) no BANK employees shall work in any ADVANCE AMERICA store except for BANK agents who may examine ADVANCE AMERICA stores from time to time, during regular business hours, for compliance with BANK POLICIES and other aspects of this Agreement.

(c)                                  Servicing of TRANSACTIONS and APPLICATIONS:

(i)                                     BANK also hereby authorizes ADVANCE AMERICA to obtain APPLICATIONS for TRANSACTIONS from APPLICANTS, using an APPLICATION approved by BANK.  ADVANCE AMERICA shall make APPLICATIONS available to prospective APPLICANTS and shall not discourage any prospective APPLICANT from submitting an APPLICATION and shall provide reasonable assistance to each prospective APPLICANT in completing an APPLICATION.  ADVANCE AMERICA shall not discriminate against or discourage any APPLICANT in any aspect of the application process on any “prohibited basis,” as such term is defined in the Equal Credit Opportunity Act (ECOA), Regulation B and KRS Section 344.400.

(ii)                                  Based upon the information provided by APPLICANTS to BANK in the APPLICATIONS and such other credit-related information as obtained by ADVANCE AMERICA at the direction of BANK, or by BANK directly, and pursuant to the underwriting standards and criteria adopted by BANK in its sole discretion, BANK shall be solely responsible for determining whether to enter into a TRANSACTION with an APPLICANT.  BANK shall, either itself or through its designated agent, communicate to ADVANCE AMERICA its decision on each APPLICATION.  On BANK’s behalf, ADVANCE AMERICA shall provide an ADVERSE ACTION NOTICE to any APPLICANT whose APPLICATION is rejected by BANK.

(iii)                               The CUSTOMER’S obligations under the TRANSACTION shall be evidenced by a NOTE containing the DISCLOSURES and secured by a REPAYMENT CHECK.

(iv)                              ADVANCE AMERICA shall (A) obtain from the CUSTOMER the executed NOTE; (B) deliver an executed copy of the NOTE to the CUSTOMER; (C) obtain from the CUSTOMER his or her REPAYMENT CHECK, dated the due date of the NOTE and made payable to BANK for the Total of Payments set forth in the NOTE and held in trust separate and apart from ADVANCE AMERICA’s records;  and (D) shall not allow CUSTOMERS to engage in ROLLOVERS or to renew a TRANSACTION made pursuant to this Agreement except to the extent permitted by applicable law and BANK POLICIES.

(d)                                 Collection of TRANSACTIONS.

(i)                                     BANK hereby authorizes ADVANCE AMERICA to service the TRANSACTIONS by, among other things, (1) using its commercially reasonable efforts to collect payments on the TRANSACTIONS at and after maturity thereof on behalf of BANK (said collection efforts will include, but shall not be limited to, the representment of checks via the Automated Clearing House (ACH)); (2) accurately recording and reporting payments of funds received from CUSTOMERS, which payments shall be kept in a cash drawer, separate in all respects from any cash or other assets of ADVANCE AMERICA; and (3) making prompt remittance to and settlement with BANK by daily deposits of the CUSTOMER funds in said cash drawer.  In collecting payments owed under the NOTES, ADVANCE AMERICA shall comply in all respects with applicable law, rules and regulations.  Without limiting the generality of the foregoing, ADVANCE AMERICA shall not, explicitly or implicitly, make any threats of criminal prosecution in connection with debt collection, or otherwise engage in any collection practices that violate any applicable law, rules and regulations; including without limitation, but only where applicable, the Fair Debt Collection Practices Act (“FDCPA”); any debt collection regulations or consumer protection laws applicable to BANK or ADVANCE AMERICA; and the Best Practices of the Community Financial Services Association of America (the “CFSA Best Practices”).

(ii)                                  ADVANCE AMERICA shall service the TRANSACTIONS at all times in accordance with the terms of the NOTES and the DISCLOSURES, the TRANSACTION DOCUMENTS and BANK POLICIES.  BANK shall notify ADVANCE AMERICA in writing at least thirty (30) days prior to any change in BANK POLICIES, unless such changes are required sooner by applicable law.

(iii)                               On each day ADVANCE AMERICA operates its stores for regular business, ADVANCE AMERICA shall deposit and transfer to BANK DEPOSIT ACCOUNT (A) all cash received from CUSTOMERS representing repayment of TRANSACTIONS and (B) all REPAYMENT

CHECKS held by ADVANCE AMERICA with respect to TRANSACTIONS as to which repayment was not otherwise received on or before the due date, subject to such delay in deposit, as ADVANCE AMERICA may reasonably accommodate to secure repayment in cash from the CUSTOMER. However, in no event shall ADVANCE AMERICA hold a check more than ten (10) days past the due date.

(iv)                              ADVANCE AMERICA shall be responsible for any deficiency in the amount of cash reported and the actual amount of cash received from CUSTOMERS in repayment of TRANSACTIONS. Any deficiencies shall be refunded to BANK on a quarterly basis.

(v)                                 Files and boxes containing TRANSACTION DOCUMENTS shall be clearly marked “Property of Rupblic Bank and Trust Company. Do not Destory.”

(e)                                  Reports; Access to Stores, Books and Records and Employees:

(i)                                     During the term of this Agreement, ADVANCE AMERICA shall promptly provide to BANK or its agents the data submissions and reports set forth on Exhibit B hereto in order for BANK to maintain effective internal controls and to monitor results under this Agreement, including without limitation the performance of the TRANSACTIONS and ADVANCE AMERICA’s obligations hereunder.

(ii)                                  ADVANCE AMERICA shall, as reasonably required by BANK, but no more often than quarterly, provide BANK with its most recent unaudited financial statements and its annual audited financial statements.

(iii)                               BANK agrees to allow ADVANCE AMERICA, as its agent and bailee, without an ownership interest by ADVANCE AMERICA, to maintain and retain possession of the TRANSACTION DOCUMENTS for the term of the Agreement and any additional period required by applicable law.  Except as otherwise allowed by Section 9 of this Agreement, ADVANCE AMERICA agrees to use such TRANSACTION DOCUMENTS solely to service the TRANSACTIONS and to segregate all such TRANSACTION DOCUMENTS, and all document files and records which relate to the services provided by ADVANCE AMERICA hereunder, from ADVANCE AMERICA’s other files and records.

(iv)                              The TRANSACTION DOCUMENTS shall be held by ADVANCE AMERICA, pursuant to BANK’S record retention requirements, as more particularly set forth in Exhibit B attached hereto and incorporated herein by reference in trust for BANK, and BANK will have and shall continue to have constructive possession and legal title to such documents, files and records.  At such time or times as BANK may reasonably request, and at BANK’s cost, ADVANCE AMERICA shall promptly deliver copies of requested TRANSACTION DOCUMENTS to BANK at its headquarters or such other location or locations as BANK shall direct.  All such documents shall be maintained segregated from other books and records of ADVANCE AMERICA and otherwise in such a manner as to facilitate their inspection by and delivery to BANK, if so requested.

(v)                                 During the term of this Agreement and at all times thereafter, BANK and banking agencies with regulatory authority over BANK shall have reasonable access to ADVANCE AMERICA stores, to the books and records of ADVANCE AMERICA (to the extent that such books and records pertain to the TRANSACTIONS), to the officers, employees and accountants of ADVANCE AMERICA, and to copies of TRANSACTION DOCUMENTS, all for the purpose of ensuring that ADVANCE AMERICA is carrying out BANK POLICIES and is otherwise complying fully with its obligations under this Agreement.  Such access shall include permission to maintain employees on the premises of ADVANCE AMERICA in North Carolina or such offices of ADVANCE AMERICA where any information requested may be located  during regular business hours to audit ADVANCE AMERICA’s services contemplated by this Agreement.  BANK agrees to provide reasonable advance notice of its intent to audit any ADVANCE AMERICA store.

(vi)                              In addition, and not as a limitation of the foregoing, BANK shall have the right at ADVANCE AMERICA’s expense, provided that the aggregate expense to ADVANCE AMERICA shall not exceed $15,000 per year, from time to time during the term of this Agreement, to conduct reasonable outside audits in any given year and other reasonable audits and/or compliance reviews of the services provided hereunder, and the records generated thereunder; provided, that such audit and review rights shall be conducted during normal business hours in a manner which does not unreasonably interfere with ADVANCE AMERICA’s normal business operations and CUSTOMER and employee relations.

(f)                                    FEES and Costs:  In consideration for ADVANCE AMERICA’s performance of its obligations under this Agreement, BANK shall pay ADVANCE AMERICA the FEES, as such FEES may be changed from time to time by mutual written agreement of the Parties. Such FEES shall be paid by BANK to ADVANCE AMERICA, as defined by, and containing the information required by Exhibit A.  ADVANCE AMERICA will be responsible for all costs, expenses and taxes (of whatever nature or authority) associated with its stores and its services under this Agreement, including without limitation rental and occupancy costs; costs of up-fit and leasehold improvements; equipment costs; processing costs; printing costs; maintenance costs; staffing costs; taxes assessed to or against ADVANCE AMERICA; signage costs; and advertising costs.  Other than the costs and expenses set forth in this section, ADVANCE AMERICA shall not be responsible for any other costs or expenses associated with TRANSACTIONS, provided, however, that each of the Parties hereto shall be responsible for their own corporate and other expenses resulting from negotiating and executing this Agreement.

6.                                       Representations and Warranties.

(a)                                  BANK hereby represents and warrants to ADVANCE AMERICA as of the date hereof that:

(i)                                     BANK is a duly organized Kentucky state-chartered bank validly existing under the laws of the Commonwealth of Kentucky, and is authorized to conduct its business as described in this Agreement in the State of North Carolina.  The deposits of BANK are insured by the Federal Deposit Insurance Corporation up to applicable limits.  BANK has the corporate power and authority and all requisite licenses, permits and authorizations to execute and deliver this Agreement and perform its obligations contemplated hereunder;

(ii)                                  BANK is authorized under applicable law to enter into the TRANSACTIONS with CUSTOMERS in the MARKET in accordance with terms set forth in KRS Chapter 368;

(iii)                               This Agreement has been duly authorized and will be ratified by BANK’s Board of Directors at the next scheduled meeting of BANK’s Board of Directors following execution hereof.

(iv)                              This Agreement has been duly executed and delivered by BANK and constitutes its legal, valid and binding agreement, enforceable against BANK in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and the rights and obligations of receivers and conservators under 12 U.S.C. §§1821 (d) and (e), and any other laws affecting creditors’ rights and remedies generally;

(v)                                 The execution, delivery and performance of this Agreement by BANK does not violate or conflict with (A) any provision of the articles of incorporation or other governance documents of BANK; or (B) any Kentucky or federal law, or (C) any order, arbitration award, judgment or decree to which BANK is a party or by which BANK or any of its assets may be bound;

(vi)                              BANK is authorized by applicable laws to contract with a third party agent to provide the services that ADVANCE AMERICA will provide under this Agreement;

(vii)                           BANK is authorized under applicable laws to contract with a third party to provide loan processing services not covered by this Agreement, and represents that transmission by and between ADVANCE AMERICA and such third party of information required for processing the TRANSACTIONS does not violate any applicable state laws or federal law;

(viii)                        During the term of this Agreement, but only to the extent permissible under applicable laws, regulations and regulatory practices, ADVANCE AMERICA and its auditors shall have complete access to BANK’S accounting records relating to TRANSACTIONS made in the MARKET. Subject to the foregoing limitations, ADVANCE AMERICA will also have access to the officers, employees and accountants of BANK for the same purposes as set forth above to discuss such records and TRANSACTIONS during normal business hours and with reasonable notice;

(ix)                                There are no undisclosed regulatory actions, investigations, or lawsuits against BANK or its affiliates, relating to or potentially impacting upon the marketing and servicing of TRANSACTIONS or the performance of BANK’s obligations under this Agreement;

(x)                                   To the best of its knowledge, BANK represents that any and all written information and financial statements provided to ADVANCE AMERICA in contemplation of this Agreement did not contain any material omissions of fact and were materially correct;

(xi)                                BANK is a current member of and in good standing with the Community Financial Services Association of America (the “CFSA”); and

(xii)                             BANK shall use its reasonable best efforts to comply in all material respects with the CFSA Best Practices in effect on the date of this Agreement, and any reasonable Best Practices, or modifications to such practices approved and adopted by the CFSA during the term of this Agreement; provided the practices comply in all respects with all applicable law, and the interpretation of such law by authorities with jurisdiction.

(xiii)                          BANK will provide to ADVANCE AMERICA any information system examinations performed and submit to ADVANCE AMERICA BANK’s disaster recovery plan at least annually.

(b)                                 ADVANCE AMERICA hereby represents and warrants to BANK, as of the date hereof that:

(i)                                     AA is a duly organized and validly existing corporation under the laws of the State of Delaware, and is duly qualified to do business as contemplated under this Agreement and has all requisite licenses, permits and authorizations under applicable state and federal law to execute and deliver this Agreement and perform its obligations contemplated hereunder;

(ii)                                  AA has the corporate power and authority, and all requisite licenses, permits and authorizations, to execute and deliver this Agreement and to perform hereunder.  This Agreement has been duly authorized by AA’s Board of Directors, has been executed and delivered by AA and constitutes its legal, valid and binding agreement, enforceable against AA in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights and remedies generally;

(vi)                              The execution, delivery and performance of this Agreement by AA does not violate or conflict with (A) any provision of the governance documents of AA; or (B) any applicable state or federal law; or (C) any order, arbitration award, judgment or decree to which AA is a party or by which AA or any of its assets may be bound;

(vii)                           AA will operate its stores in North Carolina in accordance with this Agreement and will follow its normal operating procedures in operating these stores including providing adequate security measures, hiring appropriate employees, and being open for business during normal business operating hours;

(viii)                        There are no undisclosed regulatory actions, investigations, or lawsuits against AA or its affiliates relating to the marketing and servicing of the TRANSACTIONS in the MARKET;

(vi)                              To the best of its knowledge, AA represents that any and all written financial statements provided to BANK in contemplation of this Agreement did not contain any material omissions of fact and were materially correct;

(vii)                           AA is a current member of and in good standing with the CFSA; and

(viii)                        AA shall use its reasonable best efforts to comply in all material respects with the CFSA Best Practices in effect on the date of this Agreement, and any reasonable Best Practices, or modifications to such practices approved and adopted by the CFSA during the term of this Agreement; provided the practices comply in all respects with all applicable law, and the interpretation of such law by authorities with jurisdiction.

(ix)                                NCA is a duly organized and validly existing limited liability company under the laws of the State of Tennessee, and is duly qualified to do business as contemplated under this Agreement and has all requisite licenses, permits and authorizations under applicable state and federal law to execute and deliver this Agreement and perform its obligations contemplated hereunder;

(x)                                   NCA has the power and authority, and all requisite licenses, permits and authorizations, to execute and deliver this Agreement and to perform hereunder.  This Agreement has been duly authorized by NCA’s Board of Directors, has been executed and delivered by NCA and constitutes its legal, valid and binding agreement, enforceable against NCA in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights and remedies generally;

(xi)                              The execution, delivery and performance of this Agreement by NCA does not violate or conflict with (A) any provision of the governance documents of NCA; or (B) any applicable state or federal law; or (C) any order, arbitration award, judgment or decree to which NCA is a party or by which NCA or any of its assets may be bound;

(xii)                           NCA will operate its stores in North Carolina in accordance with this Agreement and will follow its normal operating procedures in operating these stores including providing adequate security measures, hiring appropriate employees, and being open for business during normal business operating hours;

(xiii)                        There are no undisclosed regulatory actions, investigations, or lawsuits against NCA or its affiliates relating to the marketing and servicing of the TRANSACTIONS in the MARKET;

(xiv)                         To the best of its knowledge, NCA represents that any and all written financial statements provided to BANK in contemplation of this Agreement did not contain any material omissions of fact and were materially correct;

(xv)                            NCA is a current member of and in good standing with the CFSA; and

(xvi) NCA shall use its reasonable best efforts to comply in all material respects with the CFSA Best Practices in effect on the date of this Agreement, and any reasonable Best Practices, or modifications to such practices approved and adopted by the CFSA during the term of this Agreement; provided the practices comply in all respects with all applicable law, and the interpretation of such law by authorities with jurisdiction.

(xvii)  On a quarterly basis ADVANCE AMERICA will disclose all contingencies relating to off-balance sheet guarantee arrangements and other significant events that may affect ADVANCE AMERICA’s ability to perform under the Marketing and Servicing Agreement.

(xviii)ADVANCE AMERICA shall conduct a SAS70 review and submit to Bank and submit to BANK ADVANCE AMERICA’s disaster recovery plan at least annually.

7.                                       Indemnification; Insurance.

(a)                                  NCA and AA, jointly and severally, hereby indemnify and agree to hold harmless BANK INDEMNIFIED PARTIES from and against any and all LOSSES suffered or incurred by BANK as a result of any HARMFUL ACTS committed by NCA and AA, jointly or severally.

(b)                                 BANK hereby indemnifies and agrees to hold harmless the ADVANCE AMERICA INDEMNIFIED PARTIES from and against any and all LOSSES suffered or incurred by NCA and AA, jointly or severally, as a result of any HARMFUL ACTS committed by BANK.

(c)                                  In addition to the above indemnification BANK hereby indemnifies and agrees to hold harmless the ADVANCE AMERICA INDEMNIFIED PARTIES from and against any and all losses suffered or incurred by any ADVANCE AMERICA INDEMNIFIED PARTY as a result of placing data on BANK’s FTP site.

(d)                                 The fact that indemnification is provided in this Agreement for some HARMFUL ACTS does not mean that statutory or common law indemnification or contribution are not available to either party for other acts not enumerated herein.

(e)                                  NCA and AA, jointly and severally,  agree to purchase and maintain general business and liability insurance from a nationally-recognized insurance provider which shall, at a minimum, include a rider or riders expressly insuring NCA and AA, jointly and severally but naming BANK as an additional insured or protected party against any insurable HARMFUL ACTS committed by NCA and AA, jointly or severally and naming BANK as additional insured or loss payee.  However, in no event shall BANK be entitled to any insurance coverage over and above that available to NCA and AA, jointly and severally.

(f)                                    The Parties agree that, if both BANK and either NCA or AA or both are named as defendants in the same lawsuit, arbitration or other proceeding, then Bank and either NCA or AA or both may enter into a Joint Defense Agreement reasonably acceptable to Bank and either NCA or AA or both, provided that any such Joint Defense Agreement shall not preclude any party from asserting any counterclaim, cross-actions or third-party claims to which it may be entitled.

(g)                                 Such Joint Defense Agreement shall include an agreement that ADVANCE AMERICA shall have the right to choose acceptable counsel and otherwise direct the litigation but any settlement of such claims must be agreed to by BANK.  [***] The Parties agree to meet as soon as practicable but no less than ten (10) business days following the date of the filing of any claim, complaint or action to determine and agree upon the Joint Defense Agreement. Any failure to agree upon the Joint Defense Agreement or any provision of this Section 7 shall in no way affect or negatively impact any Indemnified Parties’ right to indemnity.

(h)                                 [***]

(i)                                     A party which may be entitled to be indemnified pursuant to this Agreement (“Indemnified Party”) shall promptly notify the party who may be liable for such indemnification (the “Indemnifying Party”) in writing of any pending or threatened claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within five (5) business days following the receipt of any claim, complaint or filing of any action. Such written notice shall describe in reasonable detail the facts and circumstances relating to such claim or demand, and the activities or conduct giving rise to such claim or demand, and the estimated Loss associated with such claim or demand.  The Parties agree that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by such failure.

(j)                                     The Indemnifying Party shall provide written notification to the Indemnified Party as promptly as possible (but in any case prior to the due date for the answer or response to a claim or demand) confirming that the Indemnifying Party will indemnify the Indemnified Party pursuant to the terms of this Agreement.  The Indemnifying Party shall have the right to select and employ competent, qualified counsel of its choice to defend any such claim or demand asserted against the Indemnified Party.  Counsel selected by the Indemnifying Party shall be reasonably acceptable to the Indemnified Party.  The Indemnified Party shall have the right to participate in the defense of any such claim or demand at its own expense.

(k)                                  The Indemnified Party shall make available to the Indemnifying Party and/or its agents and counsel all records and other materials in the Indemnified Party’s possession reasonably required by the Indemnifying Party for its use in defending such claim or demand asserted against the Indemnified Party.

(l)                                     The Parties agree to cooperate in the defense of such claim or demand and to furnish the necessary records, information and testimony, and to attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection with such claim or demand.

(m)                               Neither the Indemnified Party nor the Indemnifying Party shall settle or compromise any claim or demand for which indemnity is sought under this Agreement without the prior written consent of the other party, which should not be unreasonably withheld or delayed.

8.                                       Term and Termination.

(a)                                  The term of this Agreement shall commence as of the EFFECTIVE DATE of this Agreement, and shall automatically terminate three (3) years after the EFFECTIVE DATE of this Agreement, provided however, that the representations, covenants and warranties contained herein shall continue for a period of three (3) years following such termination.

(b)                                 If the State of North Carolina enacts legislation governing the TRANSACTIONS contemplated under this Agreement satisfactory to ADVANCE AMERICA, then ADVANCE AMERICA may, in its sole discretion, upon thirty (30) days prior written notice to BANK:

(i)                                     Require BANK to continue to engage in the TRANSACTIONS according to the terms of this Agreement and, as requested by ADVANCE AMERICA, pursuant to North Carolina law, in which instance ADVANCE AMERICA shall pay BANK the difference, if any, between the sum BANK earns on [***] of each TRANSACTION, [***]; or

(ii)                                  Terminate this Agreement and execute with BANK a Marketing and Servicing Agreement (the “Replacement Agreement”) for another state, states or portions of states designated by ADVANCE AMERICA but acceptable to BANK, which Replacement Agreement shall contain the same or substantially similar terms, conditions and financial considerations as set forth herein; or

(iii)                               Engage in deferred deposit transactions in the State of North Carolina independently of BANK, and pay [***] received by CUSTOMERS from ADVANCE AMERICA between the date of termination and the original expiration date of this Agreement.

(c)                                  If BANK terminates this Agreement without cause, which shall be defined as any reason not specified in Section 7(a), (d), (f), (g), (h), (i) or (j), and if following such termination ADVANCE AMERICA continues to engage in deferred deposit transactions in the State of North Carolina either independently or in partnership with another bank, BANK shall pay ADVANCE AMERICA (i) all of its costs and expenses associated with such termination, the costs of its transition to making deferred deposit transactions in its own name and/or its replacement of BANK with another bank partner, including, but not limited to, reasonable attorneys’ fees; and (ii) the difference, if any, between (a) [***] received by the CUSTOMER under each deferred deposit transaction between the date of termination and the original expiration date of this Agreement and  (b) the actual fee earned by ADVANCE AMERICA on such deferred deposit transactions.  If ADVANCE AMERICA cannot continue to engage in deferred deposit transactions in the State of North Carolina either independently or in partnership with another bank following BANK’s termination of the Agreement pursuant to Section 8(c), then BANK will pay ADVANCE AMERICA, for each month between the date of termination and the original expiration date of this Agreement, a sum equal to [***] of the average monthly amounts received by the CUSTOMERS from BANK, ADVANCE AMERICA and/or an ADVANCE AMERICA bank partner in North Carolina during the trailing [***] prior to the date of termination.

(d)                                 This Agreement also may be terminated six (6) months after the occurrence of one or more of the following events, unless a more specific time period is set forth below (each, an “EVENT OF DEFAULT”):

(i)                                     if either party hereto shall be in material breach of any representation or warranty or covenant hereunder; or

(ii)                                  by ADVANCE AMERICA, if BANK shall file for protection under any state or federal liquidation provision, or if either party is placed into conservatorship or receivership with the Federal Deposit Insurance Corporation or any body or any other duly appointed person or entity having jurisdiction over said party; or

(iii)                               by BANK, if ADVANCE AMERICA shall file for protection under any chapter of the federal Bankruptcy Code, an involuntary petition is filed against ADVANCE AMERICA under any such chapter and is not dismissed within thirty (30) days of such filing, or a receiver or any regulatory authority takes control of ADVANCE AMERICA.

(e)                                  Provided that ADVANCE AMERICA is not in material breach of this Agreement, ADVANCE AMERICA may terminate this Agreement by giving written notice at least thirty (30) days in advance of termination if: (i) BANK ceases generally to fund TRANSACTIONS marketed by ADVANCE AMERICA, and BANK does not resume funding such TRANSACTIONS within such thirty (30) day notice period; (ii) any amendment to or change in the terms of KRS Chapter 368, or other applicable law, has an adverse effect upon ADVANCE AMERICA; or (iii) BANK amends BANK POLICIES and/or the PROGRAM in a way that causes a material adverse effect upon ADVANCE AMERICA.

(f)                                    Provided that BANK is not in material breach of this Agreement, BANK may terminate this Agreement by giving written notice at least thirty (30) days in advance of termination if: (i) any amendment to or change in the terms of KRS Chapter 368, or other applicable law, has an adverse effect upon BANK or (ii) ADVANCE AMERICA amends its internal or operating policies in a way that causes a material adverse effect upon BANK.

(g)                                 BANK may terminate this Agreement on thirty (30) days’ written notice to ADVANCE AMERICA in the event that the NET CHARGE OFFS exceed [***] of the aggregate amount of FEES originated through ADVANCE AMERICA in any calendar quarter; provided such notice is given not later than thirty (30) days following the end of such calendar quarter.

(h)                                 In the event of an act of God or other natural disaster which makes the carrying out of this Agreement impossible, or if a party’s performance hereunder is rendered illegal or materially adversely affected by reason of changes in law or regulations (either federal or state) applicable to the TRANSACTIONS or to either party hereto, then either party may terminate this Agreement upon thirty (30) days written notice unless an earlier termination is mandated by a court of competent jurisdiction.

(i)                                     If a party is advised in writing by any regulatory agency having or other body asserting jurisdiction over such party or the TRANSACTIONS that the performance of that party’s obligations under this Agreement is or may be unlawful or constitutes or may constitute an unsafe or unsound banking practice or that such activity may jeopardize such party’s standing with or applicable rating from such regulatory agency, then the party unable to perform, or whose performance has been rendered illegal or who has been so advised by a regulatory agency, may terminate this Agreement by giving written notice at least six (6) months in advance of termination to the other party, unless such changes in the laws or regulations or communication from such regulatory agency require earlier termination, in which case termination shall be effective upon such earlier required date.

(j)                                     Upon the occurrence and during the continuation of an EVENT OF DEFAULT (as defined above in Section 8(d)) by either party, the non-defaulting party may terminate this Agreement by giving written notice at least thirty (30) days in advance of termination and an opportunity for the defaulting party to cure the EVENT OF DEFAULT during such notice period.

(k)                                  Upon termination or expiration of this Agreement, BANK shall pay ADVANCE AMERICA any FEES that are then due and payable under this Agreement.  In order to preserve the goodwill of each party with its CUSTOMERS, both Parties shall act in good faith in order to ensure a smooth and orderly termination of their relationship and the termination of the TRANSACTIONS and marketing and servicing PROGRAM contemplated hereunder.  Unless prohibited by applicable law or as otherwise provided in this Agreement or unless otherwise requested by BANK, ADVANCE AMERICA shall continue to service outstanding TRANSACTIONS following termination or expiration of this Agreement until all TRANSACTIONS are repaid or charged off in accordance with BANK POLICIES.  Upon the termination or expiration of this Agreement, all rights herein granted to ADVANCE AMERICA (except those set forth in Section 9(a)) shall revert to BANK, and ADVANCE AMERICA shall immediately cease using BANK INTELLECTUAL PROPERTIES.

(l)                                     If an EVENT OF DEFAULT has occurred and is continuing, the non-defaulting party shall be entitled to pursue, either before or after termination, such rights and remedies as may be available at law and in equity, in addition to those rights and remedies specifically provided for under the terms of this Agreement.

9.   Notices.

Any notice hereunder by a party shall be given to the other party at its address set forth below or at such other address designated by notice in the manner provided in this Section 9, by personal delivery, certified mail or private courier service, or by facsimile with a confirmation copy by first class mail, postage prepaid.  Any written notice or demand to be given under this Agreement shall be duly and properly given if delivered as described in this Section 9.  Such notice shall be deemed to have been given (a) when received if by personal delivery or private courier service, (b) when faxed if by facsimile, and (c) three (3) business days after mailing, if sent by certified mail; provided, however, that any notice given by a party changing its address for notice shall be deemed given only upon actual receipt by the other party.  Unless otherwise agreed, notice shall be sent to the contact persons at the addresses or facsimile numbers, as the case may be, set forth below:

7If to ADVANCE AMERICA:
Advance America, Cash Advance
Centers of North Carolina, Inc.
Attention: John T. Egeland, President
S. Sterling Laney, III, Vice President and Counsel

135 North Church Street
Spartanburg, SC 29306
Telephone: (864) 342-5877
Facsimile: (864) 342-5920

McKenzie Check Advance of
North Carolina, LLC.
Attention: John T. Egeland, President
S. Sterling Laney, III, Vice President and Counsel
135 North Church Street
Spartanburg, SC 29306
Telephone:	(864) 342-5877
Facsimile:	(864) 342-5920

with a copy to:	Robert M. Buell, Esq.
Bowman and Brooke LLP
Riverfront Plaza West Tower
901 East Byrd Street
Suite 1500
Richmond, Virginia 23219
Telephone:	(804) 819-1109
Facsimile:	(804) 649-1762

If to BANK:	Michael Ringswald, Esq.
Republic Bank & Trust Company
One Republic Corporate Center
601 W. Market Street
Louisville, Kentucky 40202
Telephone:	(502) 561-7112
Facsimile:	(502) 561-7188

with a copy to:	Donald L. Cox, Esq.
Lynch, Cox, Gilman & Mahan, P.S.C.
400 West Market Street
Suite 2200
Louisville, Kentucky 40202
Telephone:	(502) 589-4215
Facsimile:	(502) 589-4994

10.                                 Confidentiality and Use of CUSTOMER Information.

(a)                                  All CUSTOMER INFORMATION shall be the sole property of BANK.  Subject to the Gramm Leach Bliley Act and any rules or regulations promulgated thereunder, BANK hereby grants to ADVANCE AMERICA a worldwide, exclusive license in perpetuity (and specifically surviving any termination of this Agreement) to use the CUSTOMER INFORMATION for advertising and solicitations for any deferred deposit product or those products substantially similar to the deferred deposit product contemplated herein; provided that ADVANCE AMERICA shall not use the CUSTOMER INFORMATION (i) if the CUSTOMER at issue advises BANK or ADVANCE AMERICA that it does not wish such information to be so used, or (ii) if its use would violate any federal or state statutes, laws and/or regulations. ADVANCE AMERICA may use its computer system to capture, maintain and process CUSTOMER INFORMATION for the purposes allowed in this Agreement.

(b)                                 BANK agrees not to target the CUSTOMERS for any solicitation of any deferred deposit product (other than general solicitations for products or services directed to the public at large), and not to provide any CUSTOMER INFORMATION to any person or entity not a party to this Agreement, whether for purposes of soliciting any CUSTOMER for any product or otherwise, except to the extent required to do so under applicable law or judicial, administrative or regulatory process, without the prior written consent of ADVANCE AMERICA.  BANK shall use reasonable care to ensure that its agents do not violate this provision.

(c)                                  BANK and ADVANCE AMERICA agree to treat in confidence the provisions of this Agreement and the CONFIDENTIAL INFORMATION, including without limitation the reports referenced in Section 5(e), and not to communicate CONFIDENTIAL INFORMATION to any third parties except that CONFIDENTIAL INFORMATION may be provided to a regulatory agency having or asserting jurisdiction over a party or the TRANSACTIONS, a party’s affiliates, as such term is defined in the Securities Exchange Act of 1934, to counsel, accountants, financial or tax advisors or persons conducting due diligence reviews for a third party without the consent of the other party; provided that such Parties agree to hold such CONFIDENTIAL INFORMATION in confidence.  As used herein, the term “CONFIDENTIAL INFORMATION” does not include information which (i) becomes generally available to the public other than as a result of a disclosure by a RESTRICTED PARTY, (ii) is independently developed by a RESTRICTED PARTY without violating this Agreement, (iii) was available to the RESTRICTED PARTY on a non-confidential basis prior to its disclosure to the RESTRICTED PARTY or (iv) becomes available to the RESTRICTED PARTY on a non-confidential basis from a source other than the other Party; provided that such source is not bound by a confidentiality agreement with the other Party or otherwise prohibited from transmitting the information to the RESTRICTED PARTY by a contractual, legal or fiduciary obligation.

(d)                                 In the event that a RESTRICTED PARTY is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, Civil Investigative Demand or similar process) to disclose any CONFIDENTIAL INFORMATION, the RESTRICTED PARTY will provide the other party with written notice of such request(s) at the time of receipt of such notice so that the other party may seek an appropriate protective order or other appropriate remedy and/or waive the RESTRICTED PARTY’s compliance with the provisions of this Agreement.  In the event that the other party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the other party grants a waiver hereunder, the RESTRICTED PARTY may furnish that portion (and only that portion) of the CONFIDENTIAL INFORMATION which the RESTRICTED PARTY is legally compelled to disclose and will exercise such efforts to obtain reasonable assurance that confidential treatment will be accorded any CONFIDENTIAL INFORMATION so furnished as a RESTRICTED PARTY would reasonably exercise in assuring the confidentiality of any of its own CONFIDENTIAL INFORMATION.

11.                                 Specific Performance in the Event of Breach.

The Parties agree that monetary damages would not be adequate compensation in the event of a breach by a RESTRICTED PARTY of its obligations under Section 9 of this Agreement and, therefore, the Parties agree that in the event of any such breach the RESTRICTED PARTY, in addition to its other remedies available at law or in equity, shall be entitled to an order requiring the RESTRICTED PARTY to specifically perform its obligations under this Agreement or enjoining the RESTRICTED PARTY from breaching this Agreement, and the RESTRICTED PARTY shall not plead in defense thereto that there would be an adequate remedy at law.

12.                                 Miscellaneous

(a)                                  Neither the existence of this Agreement or any related agreements, nor their execution, is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between BANK and ADVANCE AMERICA.  No employee of ADVANCE AMERICA shall be deemed to be an employee of BANK, nor shall any employee of BANK be deemed an employee of ADVANCE AMERICA. Each party to this Agreement shall be deemed to be an independent contractor.

(b)                                 This Agreement and any related agreements supersede any prior negotiations, discussions or communications between BANK and ADVANCE AMERICA and constitute the entire agreement of BANK and ADVANCE AMERICA with respect to the subject matter hereof.

(c)                                  Failure of any party to insist, in one or more instances, on performance by any other party in accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition or of any other term or condition of this Agreement unless and to the extent that such waiver is in a writing signed by or on behalf of the party alleged to have granted such waiver.

(d)                                 To the extent permissible by applicable law, the Parties agree to promptly notify each other in the event either party becomes aware of any threatened or actual investigation, regulatory action, allegation, arbitration or lawsuit pertaining to the TRANSACTIONS or this Agreement or any similar marketing and servicing agreement of third parties.

(e)                                  This Agreement and the rights and duties described herein shall be governed by, and interpreted in accordance with Federal law and to the extent applicable the laws of the State of Delaware, except that the Arbitration provisions shall be governed by the Federal Arbitration Act.

(f)                                    Except for the provisions contained in Section (10), any controversy or claim arising out of or relating to this Agreement, or the breach thereof, (“Disputed Matter”) shall be settled by binding arbitration under the Federal Arbitration Act pursuant to the provisions of this Section 12(f).  In the event of the occurrence of a Disputed Matter, any party shall elect to have the Disputed Matter resolved by arbitration at a mutually convenient location selected by the arbitrators, according to the following procedure:

(i)                                     The arbitration shall be held:  (A) In a summary manner, i.e., on the basis that it shall not be necessary to observe or carry out either the usual formalities or procedure required by any arbitration act or rules of civil procedure, or the Commercial Arbitration Rules; and (B) Immediately, and with a view of its being completed within ninety (90) days after it is demanded, unless otherwise agreed to in writing by both Parties, having particular regard to any urgency regarding the matter in issue.

(ii)                                  In the event that a party requires that a Disputed Matter be arbitrated hereunder, such party shall give written notice thereof to the other party, which notice shall specify the dispute and the relief that the party requests at the arbitration.  Upon the giving of such notice, each party shall have fifteen (15) days in which to select one (1) arbitrator and the two (2) selected arbitrators shall in turn choose a third arbitrator.

(iii)                               The third arbitrator shall be: (A) If the question in issue is primarily an accounting matter, an independent certified public accountant; or (B) if the question in issue is primarily a legal matter, a practicing lawyer of not less than ten (10) years standing as such or a retired judge.  If the arbitrators chosen by the Parties cannot agree on the choice of such accountant or lawyer within fourteen (14) days of their appointment, such person is to be appointed in accordance with rules and procedures of the American Arbitration Association.

(iv)                              Any arbitration shall be conducted before said three (3) arbitrators pursuant to the American Arbitration Association Commercial Arbitration Rules in force on the effective date of this Agreement, as modified by the provisions of this Section 12(f).  The panel shall render its decision in writing in accordance with applicable substantive laws.  The panel shall have the right and power to apportion the costs and expenses of the arbitration (including the Parties’ attorneys’ fees and expenses) in its discretion.

(v)                                 The Parties irrevocably agree that the decision or award in any arbitration proceedings hereunder:  (A) Shall be binding on all of them, without any right of appeal except as provided by the Federal Arbitration Act; (B) Shall forthwith be carried into effect; and (C) May be made an order of any court of competent jurisdiction.

(vi)                              It is expressly agreed and understood by the Parties that, notwithstanding anything to the contrary contained in this Section 12(f), the provisions hereof will not deprive any party from any right or remedy available to it to obtain preliminary or injunctive relief from a court of competent jurisdiction pending the decision of the arbitrators.

(vii)                           The provisions of this Section 12(f) shall continue to be binding on all Parties notwithstanding any termination or cancellation of this Agreement.

(g)                                 ADVANCE AMERICA shall not assign or delegate any of its rights and/or obligations hereunder without BANK’s prior written consent, which consent shall not be unreasonably withheld.  BANK shall not assign any of its rights and/or obligations hereunder to any other party without ADVANCE AMERICA’s prior written consent, which consent shall not be unreasonably withheld.

(h)                                 This Agreement is for the sole and exclusive benefit of the Parties and shall not be deemed to be for the benefit of any third party, including any party to a TRANSACTION hereunder.

(i)                                     The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

(j)                                     This Agreement may be executed by the Parties in separate counterparts, each of which is an original but all of which together shall constitute one and the same document.  Facsimile signatures and photocopies shall be deemed as valid as though they were originals.

(k)                                  Modifications to this Agreement can only be made in writing signed by all Parties.

(l)                                     This Agreement shall not become effective until the EFFECTIVE DATE.

(m)                               EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY ARBITRATION, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION IN ARBITRATION AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(n)                                 Should any provision of this Agreement be declared illegal or unenforceable by any court or tribunal of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

(o)                                 In the event of a conflict between any of the Exhibits to this Agreement and this Agreement, the terms and conditions set forth in this Agreement shall govern the relationship between the Parties hereto.

IN WITNESS WHEREOF, BANK and ADVANCE AMERICA, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized officers as of the day and year first set forth above.

ADVANCE AMERICA, CASH ADVANCE CENTERS OF NORTH CAROLINA, INC. (“AA”)	REPUBLIC BANK & TRUST COMPANY (“BANK”)

By:	/s/ William M. Webster, IV	By:	/s/ Bill Petter

	William M. Webster, IV		Bill Petter

Its:	Chief Executive Officer	Its:	Executive Vice President

Date:		Date:	2/12/03

MCKENZIE CHECK ADVANCE OF NORTH CAROLINA, LLC (D/B/A NATIONAL CASH ADVANCE)
(“NCA”)

By:	: /s/ William M. Webster, IV

William M. Webster, IV

Its: Chief Executive Officer

Date:

EXHIBIT A

COMPUTATION OF MARKETING AND SERVICING FEES

1.               This is Exhibit A to that certain Marketing and Servicing Agreement dated as of February 12, 2003 (the “Agreement”) between (i) (a) REPUBLIC BANK & TRUST COMPANY  (“BANK”), and (ii) Advance America, Cash Advance Centers of North Carolina, Inc. (“AA”) and (b) McKenzie Check Advance of North Carolina, LLC (d/b/a National Cash Advance) (“NCA,” which together with AA shall hereinafter sometimes be collectively referred to as “ADVANCE AMERICA”).  All capitalized terms used herein and not otherwise defined are defined in the Agreement.

2.               As ADVANCE AMERICA’s sole compensation under the Agreement, BANK shall pay ADVANCE AMERICA the marketing and servicing fees (“FEES”) set forth below.  BANK shall only be obligated to pay the FEES on TRANSACTIONS, or portions thereof, collected during the term of this Agreement.

3.               Commencing on the first (1st) business day following the EFFECTIVE DATE of this Agreement and continuing on each business day thereafter, ADVANCE AMERICA shall deliver to BANK a daily report of business outlining the total amount advanced to each CUSTOMER, total fees and the total TRANSACTIONS held as receivable.  Additionally, the report will detail the TRANSACTIONS collected from each CUSTOMER together with the applicable fees that pertain to BANK and applicable FEES owed by BANK to ADVANCE AMERICA, as well as such other information as is reasonably required by BANK to manage the PROGRAM.

4.               On or about the first (1st) and sixteenth (16th) calendar day of each calendar month following a TRANSACTION repayment and continuing on or about the first (1st) and sixteenth (16th) calendar day of each calendar month thereafter, ADVANCE AMERICA shall deliver to BANK an invoice, detailing by the day, the total TRANSACTIONS, the total fees earned by BANK and the total amount of FEES due to ADVANCE AMERICA for the period included in such invoice (an “Invoice”).  Based on those Invoices, BANK will pay to ADVANCE AMERICA by Automated Clearing House (ACH) transfer (or by other means agreeable to ADVANCE AMERICA and BANK) the day following the delivery of each Invoice, the FEES to be paid by BANK hereunder related to ADVANCE AMERICA’s activities for the Invoice period; provided that if any payment date is not a business day for BANK, the payment shall be made on the next business day for which BANK is open.  Each Invoice shall show (i) the Total of Payments on TRANSACTIONS actually received by BANK during the Invoice period, and (ii) the FEES owed by BANK to ADVANCE AMERICA, together with the calculation thereof in the same detail as in the sample calculation attached hereto as Exhibit A-1. ADVANCE AMERICA and BANK agree that the calculation of the FEES owed by BANK shall be submitted with each of the foregoing Invoices and performed strictly in accordance with the sample calculation attached.  ADVANCE AMERICA and BANK also agree that, for purposes of performing such calculation, the following assumptions apply:

(a) The term “TRANSACTION LOSS RATE” shall be a percentage which is equal to [***].

(b) Each Borrower shall be charged a fee up [***] of the face amount of each deferred deposit transaction for each [***],  which fee may be modified from time to time upon agreement by ADVANCE AMERICA and BANK and allowed by applicable law.

(c)  Upon collection of a TRANSACTION, BANK shall pay to ADVANCE AMERICA a fee equal to [***] received by the CUSTOMER for each deferred deposit transaction, which fee may be modified from time to time upon agreement by ADVANCE AMERICA and BANK.

(d)  [***]

EXHIBIT A-1

SAMPLE CALCULATION

MARKETING AND SERVICING FEE

[***]

EXHIBIT B

MATTER	AGREEMENT	PROCESS	INFO SOURCE/PROCEDURE
Calculation of marketing and servicing fees due Advance America (“AA”)	Bank pays AA [***] advanced to the customer for marketing and servicing fees.

AA submits an M&S invoice to Bank on a Semi Monthly basis. The invoicing periods are the 1st through the 15th and the 16th through the last day of the month. Invoices are issued within 3 business days after the invoice period. Bank remits payment for such invoice on the following business day.

AA information services (IS) department generates a Daily Report of Business showing 1) Total amount of each customer transaction, 2) the fees earned, 3) the fees projected to be earned upon repayment of the deferred deposit transaction, 4) and the total checks held as receivable as a result of the transaction. An additional report is generated showing 1) Total amount collected from each customer, 2) total amount of the deposit to bank’s account, 3) fees due, and 4) any other information that is reasonably required by BANK to manage the Transactions. Twice each month, AA accounting department generates a report summarizing the daily reports of business. This report serves as the invoice to Bank for fees due AA.

Bad debt expense	[***]	Bad debt information/settlement is included in the semi monthly M&S invoice.	[***]

Over and Short	All over and short amounts are the responsibility of AA	As discovered and reconciled	Will be in report Analysis of Account Receivable – Bank and settled with the same report as late fees and petty cash.

Deposit Corrections	All deposit corrections are the responsibility of AA	As discovered and reconciled	Deposit corrections are essentially the same as over/short amounts that are discovered by BANK. They will be settled with the same report as petty cash, and other over and short amounts.

Cash bank check in AA center	If lawful and agreed to by Bank and AA and at Bank’s direction, AA will cash the checks provided to customers in the center where the advance is made.	If law permits and the branch has cash

In order to help transition customers to BANK program, AA may cash the check. AA will take check back from the customer, endorsing it to BANK, giving the customer BANK’s cash, and depositing the check into BANK’s account.

Transition from current model to Bank Partnership.		Daily

On transition day, AA will switch from the existing bank account to BANK’s account, making all deposits into Bank’s account, and writing all customer disbursements on Bank’s account. From the daily report of business, AA will calculate the total checks redeemed by customers that pertain to transactions that occurred prior to BANK’s program and invoice BANK for such deposits, daily. Typically there will be a 2 day lag between the time the deposit is made and the time BANK receives the invoice.

Total Outstanding	Bank’s total aggregate outstanding of deferred deposit transactions on any date shall be equal to or less than [***]	Daily

AA will on a daily basis transmit to Bank sufficient information in a form acceptable to both parties which will allow Bank to determine the extent of their outstanding receivables. Based on this data Bank and AA will determine if the aggregate outstanding is approaching the limit and come to a mutually agreeable solution (e.g. Bank sells Transactions off to a third party as contemplated in the M&S, Bank is unable to sell-off or hold more than the [***] and removes themselves from North Carolina so that another bank can take its place) as to how to limit Bank’s aggregate outstanding or modify the maximum outstanding in writing.

Transmission of Data	AA will transmit transaction data in a format as specified by Bank which will allow BANK to maintain a complete set of books and records of the transactions.	Daily

AA will on a daily basis transmit information in a file format specified by Bank which contains the transactions originated, paid, collected, charged-off, etc. which will allow Bank to maintain a complete set of books and records regarding the transactions. The file for each business day will be transmitted by the next business day.

Record Retention Requirements	AA will maintain all applications, notes and adverse action notices for the required retention period	Annually	AA will maintain files on each Applicant whether accepted or rejected by Bank, which file shall include Applications, Notes, Adverse Actions, etc.

FIRST AMENDMENT TO THE
MARKETING AND SERVICING AGREEMENT

THIS FIRST AMENDMENT TO THE MARKETING AND SERVICING AGREEMENT is an addendum to the MARKETING AND SERVICING AGREEMENT dated February 12, 2003 by and between Republic Bank & Trust Company, a bank organized under the laws of the state of Kentucky (the “BANK”), and Advance America, Cash Advance Centers of North Carolina, Inc., a Delaware Corporation (“AA”) and McKenzie Check Advance of North Carolina, LLC d/b/a National Cash Advance, a Tennessee limited liability company (“NCA”) which shall hereinafter sometimes collectively be referred to as “ADVANCE AMERICA.”

Pursuant to Section 12 (k) of the Marketing and Servicing Agreement, the BANK and ADVANCE AMERICA do hereby agree to amend the Marketing and Servicing Agreement to read in its entirety as follows:

Page 13 Section 6(xiii) of the Marketing and Servicing Agreement shall be amended to read as follows:

(xiii)                    BANK will provide to ADVANCE AMERICA any information system audits performed and will submit to ADVANCE AMERICA BANK’s disaster recovery plan at least annually.

In the event of any conflict, inconsistency, or incongruity between the provisions of this First Amendment and any of the provisions of the Marketing and Servicing Agreement, the provisions of the First Amendment shall in all respects govern and control. ,

In WITNESS WHEREOF, ADVANCE AMERICA and BANK, each intending to be legally bound hereby, have caused this First Amendment to be executed by its duly authorized officer as of the 21st day of March 2003.

REPUBLIC BANK & TRUST COMPANY		ADVANCE AMERICA, CASH ADVANCE CENTERS OF NORTH CAROLINA, INC.

By:	/s/ Bill Peter	By:	/s/ William Webster, IV
Bill Petter		William M. Webster, IV

Its:	Executive Vice President	Its:	Chief Executive Officer

Date:	3/21/03	Date:	4/21/04

SECOND AMENDMENT TO THE
MARKETING AND SERVICING AGREEMENT

THIS SECOND AMENDMENT TO THE MARKETING AND SERVICING AGREEMENT is an addendum to the MARKETING AND SERVICING AGREEMENT dated February 12, 2003 by and between Republic Bank & Trust Company, a bank organized under the laws of the state of Kentucky (the “Bank”), and Advance America, Cash Advance Centers of North Carolina, Inc., a Delaware Corporation (“AA”) and McKenzie Check Advance of North Carolina, LLC d/b/a National Cash Advance, a Tennessee limited liability company (“NCA”), which shall hereinafter sometimes collectively be referred to as “ADVANCE AMERICA.”

Pursuant to Section 12(k) of the Marketing and Servicing Agreement, the BANK and ADVANCE AMERICA do hereby agree to amend the Marketing and Servicing Agreement to read in its entirety as follows:

Effective September 2, 2003, McKenzie Check Advance of North Carolina, LLC, shall merge into and be consolidated with Advance America, Cash Advance Centers of North Carolina, Inc. Accordingly, effective September 2, 2003, any reference in the MARKETING AND SERVICING AGREEMENT to National Cash Advance or McKenzie Check Advance of North Carolina, LLC, shall be deemed to be referring to Advance America, Cash Advance Centers of North Carolina, Inc.

In particular on Page 2, Section 1(b) of the Marketing and Servicing Agreement, the definition quoted “ADVANCE AMERICA,” from September 2, 2003, going forward shall be defined as AA.

The Representations and Warranties concerning NCA, beginning on Page 14 and continuing on to Page 15, shall be considered null and void and no longer in effect as to NCA. However, effective September 2, 2003, AA shall assume all applicable Representations and Warranties of NCA that pursuant to normal interpretation will continue in full force and effect after September 2, 2003.

Page 8, Section 5(c)(ii) of the Marketing and Servicing Agreement shall be amended to read as follows:

(ii)                                  Based upon the information provided by APPLICANTS to BANK in the APPLICATIONS and such other credit-related information as obtained by ADVANCE AMERICA at the direction of BANK, or by BANK directly, and pursuant to the underwriting standards and criteria adopted by BANK in its sole discretion, BANK shall be solely responsible for determining whether to enter into a TRANSACTION with an APPLICANT. BANK shall, either itself or through its designated agent, communicate to ADVANCE AMERICA its decision on each APPLICATION. On

BANK’s behalf, ADVANCE AMERICA shall provide an ADVERSE ACTION NOTICE to any APPLICANT whose APPLICATION is rejected by BANK. Additionally, on BANK’s behalf, ADVANCE AMERICA shall provide each APPLICANT with a copy of BANK’s privacy notice.

Page 10, Section 5(e)(iv) of the Marketing and Servicing Agreement shall be amended to read as follows:

(iv)                              The TRANSACTION DOCUMENTS shall be held by ADVANCE AMERICA, pursuant to BANK’s record retention requirements, as more particularly set forth in Exhibit B attached hereto and incorporated herein by reference in trust for BANK, and BANK will have and shall continue to have constructive possession and legal title to such documents, files and records. At such time or times as BANK may reasonably request, and at BANK’s cost, ADVANCE AMERICA shall promptly deliver copies of requested TRANSACTION DOCUMENTS to BANK at its headquarters or such other location or locations as BANK shall direct. All such documents shall be maintained segregated from other books and records of ADVANCE AMERICA and otherwise in such a manner as to facilitate their inspection by and delivery to BANK, if so requested. ADVANCE AMERICA will maintain, through its policies, procedures and practices, controls designed to safeguard the TRANSACTION DOCUMENTS and related customer information as well as the confidentiality thereof. TRANSACTION DOCUMENTS to BANK at its headquarters or such other location or locations as BANK shall direct. In the event the security of the TRANSACTION DOCUMENTS is breached or ADVANCE AMERICA learns of the unauthorized use of information contained in the TRANSACTION DOCUMENTS, then ADVANCE AMERICA shall promptly notify BANK of such breach or unauthorized use so that BANK shall be able to take any and all appropriate and necessary action.

Page 10, Section 5(e)(v) of the Marketing and Servicing Agreement shall be amended to read as follows:

(v)                                 During the term of this Agreement and at all times thereafter, BANK and banking agencies with regulatory authority over BANK including, but not limited to the FDIC and the Kentucky Department of Financial Institutions shall have reasonable access to ADVANCE AMERICA stores, to the books and records of ADVANCE AMERICA (to the extent that such books and records pertain to the TRANSACTIONS), to the officers, employees and accountants of ADVANCE AMERICA, and to copies of TRANSACTION DOCUMENTS, all for the purpose of ensuring that ADVANCE AMERICA is carrying out BANK POLICIES and is otherwise complying fully with its obligations under this Agreement as well as all applicable laws and regulations. Such access shall include permission to maintain employees on the premises of ADVANCE AMERICA in North Carolina or such offices of ADVANCE AMERICA where any information requested may be located during regular business hours in order to audit ADVANCE AMERICA’s services contemplated by this Agreement and to conduct on-site transaction testing and other operational reviews. BANK agrees to provide reasonable advance notice of it or its banking agencies with regulatory authority over its intent to audit any ADVANCE AMERICA store in North Carolina.

Page 11, Section 5(e)(vii) shall be added to the Marketing and Servicing Agreement and shall read as follows:

(vii)                           ADVANCE AMERICA will address any and all customer complaints regarding the TRANSACTIONS including any responsibility for forwarding such complaints to appropriate third parties as well as any response thereto. Prior to addressing or responding to any such customer complaint ADVANCE AMERICA will notify BANK of the complaint as well as how it intends to handle and/or respond thereto. Upon receiving BANK’s approval on its intended course of action ADVANCE AMERICA will handle accordingly.

Page 11, Section 5(e)(viii) shall be added to the Marketing and Servicing Agreement and shall read as follows:

(viii)                        ADVANCE AMERICA will collect customer identification (“CIP”) information required by the USA Patriot Act §326 and provide customers with adequate notice of the CIP requirements prior to opening an account. CIP information includes name, physical address, date of birth, and taxpayer identification number or other unexpired government-issued photo identification number that allows ADVANCE AMERICA to form a reasonable belief of (i.e., verify) the CUSTOMER’s true identity. Records containing the required CIP information will be maintained by ADVANCE AMERICA for a period of five (5) years from the date the CUSTOMER’s account is closed and will be retrievable within 72 hours of any federal law enforcement agency’s request.

In the event of any conflict, inconsistency, or incongruity between the provisions of this Second Amendment and any of the provisions of the Marketing and Servicing Agreement, the provisions of the Second Amendment shall in all respects govern and control.

IN WITNESS WHEREOF, ADVANCE AMERICA and BANK, each intending to be legally bound hereby, have caused this Second Amendment to be executed by its duly authorized officer as of the      of September, 2003.

REPUBLIC BANK & TRUST COMPANY			ADVANCE AMERICA, CASH ADVANCE CENTERS OF NORTH CAROLINA, INC.

By:	/s/ Bill Petter	By:	/s/ William Webster, IV
	Bill Petter		William M. Webster, IV

Its:	EVP	Its:	Chief Executive Officer

Date:	9/10/03	Date:	9/10/03

THIRD AMENDMENT TO THE
MARKETING AND SERVICING AGREEMENT

THIS THIRD AMENDMENT TO THE MARKETING AND SERVICING AGREEMENT is an addendum to the MARKETING AND SERVICING AGREEMENT dated February 12, 2003, by and between Republic Bank & Trust Company, a bank organized under the laws of the Commonwealth of Kentucky (the “Bank”) and Advance America, Cash Advance Centers of North Carolina, Inc., a Delaware corporation (“Advance America”).

Pursuant to Section 12(k) of the Marketing and Servicing Agreement, the BANK and ADVANCE AMERICA do hereby agree to amend the Marketing and Servicing Agreement to read in its entirety as follows:

1.                                       Page one (1), Paragraph 6 of the Marketing and Servicing Agreement shall be amended to read as follows:

WHEREAS, BANK desires that ADVANCE AMERICA market and service, on behalf of BANK, all TRANSACTIONS originated by BANK in the MARKET to the exclusion of all other originators of similar transactions and ADVANCE AMERICA agrees to do so. The Parties agree that BANK will continue to fund all TRANSACTIONS that are originated by BANK in the MARKET pursuant to BANK’s established underwriting criteria and serviced by AD VANCE AMERICA until and unless BANK’s outstanding TRANSACTIONS under this Agreement together with any other Marketing and Servicing Agreement with ADVANCE AMERICA equals [***] exclusive of TRANSACTIONS rejected by BANK.

2.                                       Page eight (8), Section 5(c)(iv) of the Marketing and Servicing Agreement shall be amended to read as follows:

(iv)                            ADVANCE AMERICA, on behalf of BANK, shall (A) obtain from CUSTOMER the executed NOTE; (B) deliver an executed copy of the NOTE to CUSTOMER; (C) obtain from CUSTOMER his or her REPAYMENT CHECK dated the transaction date of the NOTE and made payable to BANK for the Total of Payments set forth in the NOTE and held in trust separate and apart from ADVANCE AMERICA’s records; and (D) not allow CUSTOMERS to engage in ROLLOVERS.

3.                                       Page nine (9), Section 5(d)(iii) of the Marketing and Servicing Agreement shall be amended to read as follows:

(iii)                          On each day ADVANCE AMERICA operates its stores for regular business, ADVANCE AMERICA shall deposit and transfer to BANK DEPOSIT ACCOUNT (A) all cash received from CUSTOMERS representing repayment of TRANSACTIONS and (B) all REPAYMENT CHECKS held by ADVANCE AMERICA with respect to TRANSACTIONS as to which repayment was not otherwise received on or before the due date, subject to such delay in deposit, as ADVANCE AMERICA may reasonably accommodate to secure repayment in cash from the CUSTOMER. However, in no event shall ADVANCE AMERICA hold a check more than fourteen (14) days past the due date.

4.                                       Exhibit B, Page 2, row entitled Total Outstanding of the Marketing and Servicing Agreement shall be amended to reference  [***] rather than  [***] in all applicable places in such row.

In the event of any conflict, inconsistency, or incongruity between the provisions of this Third Amendment and any of the provisions of the Marketing and Servicing Agreement, as amended, the provisions of this Third Amendment shall in all respects govern and control.

IN WITNESS WHEREOF, ADVANCE AMERICA and BANK, each intending to be legally bound hereby, have caused this Third Amendment to be executed by its duly authorized officer as of the 15th of July, 2004.

REPUBLIC BANK & TRUST COMPANY

By:	/s/ Bill Petter

Its:

ADVANCE AMERICA, CASH ADVANCE
CENTERS OF NORTH CAROLINA, INC.

By:	/s/ William M. Webster, IV
William M. Webster IV

Its: President

FOURTH AMENDMENT TO THE
MARKETING AND SERVICING AGREEMENT

THIS FOURTH AMENDMENT TO THE MARKETING AND SERVICING AGREEMENT is an addendum to the MARKETING AND SERVICING AGREEMENT dated February 12, 2003, by and between Republic Bank & Trust Company, a bank organized under the laws of the Commonwealth of Kentucky (the “Bank”) and Advance America, Cash Advance Centers of North Carolina, Inc., a Delaware corporation (“Advance America”).

Pursuant to Section 12(k) of the Marketing and Servicing Agreement, the BANK and ADVANCE AMERICA do hereby agree to amend the Marketing and Servicing Agreement to read in its entirety as follows:

1.                                       Page one (1), Paragraph 6 of the Marketing and Servicing Agreement shall be amended to read as follows:

WHEREAS, BANK desires that ADVANCE AMERICA market and service, on behalf of BANK, all TRANSACTIONS originated by BANK in the MARKET to the exclusion of all other originators of similar transactions and ADVANCE AMERICA agrees to do so. The Parties agree that BANK will continue to fund all TRANSACTIONS that are originated by BANK in the MARKET pursuant to BANK’s established underwriting criteria and serviced by

ADVANCE AMERICA until and unless BANK’s outstanding TRANSACTIONS under this Agreement together with any other Marketing and Servicing Agreement with ADVANCE AMERICA equals  [***] exclusive of TRANSACTIONS rejected by BANK.

2.                                       Exhibit B, Page 2, row entitled Total Outstanding of the Marketing and Servicing Agreement shall be amended to reference  [***] in all applicable places in such row.

In the event of any conflict, inconsistency, or incongruity between the provisions of this Fourth Amendment and any of the provisions of the Marketing and Servicing Agreement, as amended, the provisions of this Fourth Amendment shall in all respects govern and control.

IN WITNESS WHEREOF, ADVANCE AMERICA and BANK, each intending to be legally bound hereby, have caused this Fourth Amendment to be executed by its duly authorized officer as of the 17th of January, 2005.

REPUBLIC BANK & TRUST COMPANY

By:	/s/ Bill Petter

Its:	Executive Vice President
& Chief Operating Officer

ADVANCE AMERICA, CASH ADVANCE
CENTERS OF NORTH CAROLINA, INC.

By:	/s/ William M. Webster IV
William M. Webster IV

Its: President